POWER OF ATTORNEY

The undersigned understands that, from time to time, the Carlyle Companies (defined below) are required to prepare, execute and file certain federal and state securities laws filings.

Know all by these presents, that the undersigned hereby constitutes and appoints each of Curt Buser, Jeff Ferguson, David Pearson, Catherine Ziobro, R. Rainey Hoffman, Joanne Cosiol, Monica Harris, Jeremy Anderson, Bruno De Gusmao, Ann Siebecker, Andrea Pekala, Tom Mayrhofer, David Willich, Glen Goold, Orit Mizrachi, John Beczak, Rick Kappler, Matt LoRusso, Rob Konigsberg, Katey Bogue, James Sloan, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the name of each Carlyle Company and on behalf of each Carlyle Company, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of Forms D ("Form D") required to be filed in accordance with Rule 503 ("Rule 503") promulgated with respect to Sections 4(2), 4(6) and 3(b) of the Securities Act of 1933 (the "1933 Act") and reports required by Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") or any rule or regulation of the SEC;

(2) prepare and execute for and on behalf of each Carlyle Company, in the undersigned's capacity as a Managing Director, authorized person, officer and/or director of each Carlyle Company, federal and state securities laws filings including without limitation Forms D pursuant to Rule 503 and Schedules 13D and 13G and Forms 3, 4, and 5 in accordance with Sections 13(d) and 16(a) of the 1934 Act and the rules thereunder;

(3) do and perform any and all acts for and on behalf of each Carlyle Company which may be necessary or desirable to complete and execute any such federal and state securities laws filings including without limitation Forms D, Schedules 13D and 13G and Forms 3, 4, and 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and the securities administrators of any state, the District of Columbia, the Commonwealth of Puerto Rico, Guam and the United States Virgin Islands or their designees and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted, whether the same needs to be executed, taken or done by him in his capacity as a current or former member, partner, shareholder, director or officer of any company, partnership, corporation, organization, firm, branch or other entity connected with, related to or affiliated with any of the entities constituting the Carlyle Companies or entities that directly or indirectly hold interests in the Carlyle Companies.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with federal and state securities laws, including without limitation Rule 503 of the 1933 Act or Section 13 and Section 16 of the 1934 Act.

This Power of Attorney and all authority conferred hereby shall not be terminated by operation of law, whether by the death or incapacity of the undersigned or by occurrence of any other event. Actions taken by an attorney-in-fact pursuant to this Power of Attorney shall be as valid as if any event described in the preceding sentence had not occurred, whether or not the attorney-in-fact shall have received notice of such event. Notwithstanding the foregoing, (i) in the event that an attorney-in-fact is no longer employed by The Carlyle Group Employee Co., L.L.C. or its affiliates, this Power of Attorney and all authority conferred hereby shall be immediately terminated with respect to such Attorney, and (ii) the undersigned may terminate or revoke this Power of Attorney at any time.

For purposes hereof, the "Carlyle Companies" shall consist of: (i) TWC Virginia, Inc., a Delaware corporation, TC Group, L.L.C., a Delaware limited liability company, TC Group Cayman, L.P., a Cayman Islands exempted limited partnership, TC Group Investment Holdings, L.P., a Delaware limited partnership and TC Group Cayman Investment Holdings, L.P., a Cayman Islands exempted limited partnership; (ii) their respective owners, including without limitation TCG Holdings, L.L.C., a Delaware limited liability company, TCG Holdings Cayman, L.P., a Cayman Islands exempted limited partnership, TCG Holdings II, L.P., a Delaware limited partnership, TCG Holdings Cayman II, L.P., a Cayman Islands exempted limited partnership, TCG Employee Co., L.L.C., a Delaware limited liability company, Carlyle Offshore Partners II, Ltd., a Cayman Islands exempted company with limited liability, Carlyle Offshore Partners II Holdings, Ltd., a Cayman Islands exempted company with limited liability, DBD Investors V, L.L.C., a Delaware limited liability company, DBD Investors V Holdings, L.L.C., a Delaware limited liability company, DBD Cayman, Ltd., a Cayman Islands exempted company with limited liability and DBD Cayman Holdings, Ltd., a Cayman Islands exempted company with limited liability; and (iii) the subsidiaries and affiliates of the foregoing in clauses (i) and (ii), including without limitation investment funds sponsored directly or indirectly by one or more of the Carlyle Companies.



[Signature Page Follows]

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of February, 2011.




				/s/ David M. Rubenstein
				Name:  David M. Rubenstein


				)
DISTRICT OF COLUMBIA		)
				)


		On the 11th day of February, 2011, before me personally came and appeared
David M. Rubenstein to me known and known to me to be the individual described in and who executed the foregoing instrument and who duly acknowledged to me that he executed the same.



							/s/ Jasmine D. Harrell
								Notary Public


My term expires:  February 28, 2014